EXHIBIT 99.01

                                  Sbarro, Inc.
                                  401 Broadhollow Road
                                  Melville, New York 11747

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                        March 25, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     Pursuant to Temporary Note 3T of Article 3 of Regulation S-X, we are filing this letter as an exhibit to our Annual Report on Form 10-K for our year ended December 30, 2001 (the "Report"). The Report contains financial statements as at and for the year ended December 30, 2001 that were audited (the "Audit") by Arthur Andersen LLP ("Andersen"). This will serve to confirm that Andersen has represented to us that the Audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance  that the  engagement  was conducted in compliance  with  professional standards and that there was appropriate continuity of Andersen personnel working on the Audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen was not relevant to the Audit.

                                        Very truly yours,


                                        Steven B. Graham,
                                        Vice President and Controller